UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 9, 2005

PHH Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7797	52-0551284
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Leadenhall Road, Mt. Laurel, New Jersey		08054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856-917-1744

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On February 9, 2005, the registrant announced that it had prepaid $443 million aggregate principal amount of its outstanding Senior Notes in cash at an aggregate prepayment price of $487 million. The prepayment price included an aggregate make-whole amount of $44 million. The prepayment was discussed in the registrant’s Current Report on Form 8-K filed with the Commission on January 14, 2005

The prepayment was funded with proceeds from the $100 million cash contribution from Cendant Corporation (NYSE: CD) and lower cost, short term borrowings under its revolving credit and commercial paper facilities as discussed in the registrants’s Information Statement filed as an exhibit to its Current Report on Form 8-K filed with the Commission on January 19, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH Corporation

February 11, 2005	By:	William F. Brown

Name: William F. Brown
Title: Corporate Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99	Press release